ADVISOR AGREEMENT

This Advisor Agreement (the “Agreement”) effective May 22, 2007 (the “Effective Date”) is made by and between Shanghai Baby-fox Fashion Co., Ltd. (the “Company”) and Avenndi Limited Liability Company (“Avenndi”).

A. Services:  Shall provide to the Company the services set forth in paragraph 1 of Exhibit A in accordance with the terms and conditions contained in this Agreement.

B. Term. Unless terminated in accordance with the provisions of Section E hereof, the services provided by Avenndi to the Company shall be performed during the period set forth in paragraph 2 of Exhibit A.

C. Payment for Service Rendered. For providing the Advisor services as defined therein, the Company shall pay Avenndi the consideration described in paragraph 4 of Exhibit A.

D. Nature of Relationship. Avenndi is an independent contractor. Avenndi will not act as an agent nor shall it be deemed an employee of the Company for the purposes of any income tax withholding, FICA taxes, unemployment benefits, insurance coverage or otherwise. Avenndi shall not enter into any agreement or incur any obligations on the Company’s behalf, or commit the Company in any manner without the Company’s prior written consent.

E. Termination. Either party hereto may terminate this Agreement at their respective convenience upon 5 days written notice and mutual agreement of both parties.

F. Miscellaneous.

1. This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong. The parties consent to personal jurisdiction of the federal and state courts within Hong Kong and service of process being effected by registered mail sent to the address set forth at the end of this Agreement.

2. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived in whole or in part, except by written instruments signed by the parties thereto. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy there under shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy there under preclude any other or further exercise thereof or the exercise of any other right or remedy granted thereby or by any related document or by law.

3. This Agreement, including Exhibit A attached hereto and made a part hereof, constitutes and expresses the entire agreement and understanding between the parties. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

4. Avenndi will be relying on the accuracy and reliability of the statements, data, and information provided by the Company. Avenndi has not been engaged to perform accounting services and will not perform a formal compilation, review or audit on any financial statements, forecasts or other data provided by the Company.

IN WITNESS WHEREOF, the parties have executed this Advisor Agreement as of the date set forth above.

Avenndi, LLC 28494 Westinghouse Place, Suite 304 Valencia, CA 91355		Shanghai Baby-fox Fashion Co., Ltd. 158/98/1501 Baocheng Rd., Shanghai, China 201100

By:		By:
	John G. Kennedy, Managing Director Date: May 22, 2007		Fengling Wang, Chairman Date:

EXHIBIT A

1.      Description of Services;

Avenndi shall study the Company’s business activities, attributes, key value drivers, and related industry trends to assist the Company in developing and/or communicating its strategy and growth plan. Avenndi shall collaborate with the Company’s management, advisors, and/or related entities during this process. In addition, Avenndi will recommend various corporate strategies and/or actions aimed to improve the Company’s overall business image and value. In addition, Avenndi will seek to provide competitive intelligence and or research on competitors and/or industry peers.

Avenndi will work with the Company and/or advisors to assist in the development of the following documentation with respect to the Company’s current and future laser and solar business activities:

Executive Summary: 2-4 page summary articulating the Company’s growth opportunities, business strengths, and key attributes.

Business Plan Memorandum: 18-28 pages (may be longer with appendix) discussing the overall business opportunity, business description, and related industry trends.

PowerPoint Summary: 14-24 page slide presentation.

Such documentation will be developed based upon information, statements provided by management or provided by Avenndi and agreed upon, reviewed, and approved by management for inclusion.

2.      Timeframe

The initial time frame agreed upon for services to be performed is 4-8 weeks and may be extended by mutual written agreement.

3.      Avenndi shall report to:  Fengling Wang, Company Chairman and related Company representatives

4.      Consideration for services:

Avenndi will receive fees of $10,000 USD spread over three payments via wire transfer

•	$6,000 due on or before May 28th 2007, after mutually legally sign this agreement;

•	$4,000 due on or before June 29[h] 2007, upon delivery of PDF copies of documents;

•	Upon receipt of final payment full editable (Word and PPT copies) will be provided.

Signature:

Avenndi, LLC	Shanghai Baby-fox Fashion Co., Ltd.

John Kennedy, Managing Director	Fengling Wang, Chairman

Date: April 12, 2007	Date: ___________________________

EXHIBIT B

Wire Instructions for Payment:

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